SUBJECT TO REVISION DATED AUGUST 7, 2006

$678,900,000 (Approximate)

GE-WMC ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-1

GE-WMC MORTGAGE SECURITIES, L.L.C.
Depositor

LITTON LOAN SERVICING LP
Servicer

August 7, 2006

GE-WMC Asset-Backed Pass-Through Certificates, Series 2006-1
This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact Citigroup Global Markets Inc.

Disclaimer

Filed pursuant to Rule 433(d)

Registration Statement Number: 333-131203

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

For Further Information:

Mortgage Finance Randy Appleyard (212) 723-6394 Perry DeFelice (212) 723-1153 Taruna Reddy (212) 723-6748 Matt Fallon (212) 723-6334	MBS Trading Eliot Rubenzahl (212) 723-6325 Phil Seares (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Tai Wu (212) 723-5859

GE-WMC Asset-Backed Pass-Through Certificates, Series 2006-1
$678,900,000 (Approximate)

Subject to Revision

Class	Approximate Size(2)	Interest Type(1)	Principal Type	Collateral Group	Initial Subordination (%)	Expected WAL (yrs)(3) Call/Mat	Expected Principal Window (mos)(3) Call/Mat	Final Scheduled Distribution Date	Expected Ratings (Moody’s/S&P/ Fitch)
Offered Certificates
A-2a	261,770,000	FLT	SEQ	II	19.35	1.00 / 1.00	1 - 21 / 1 - 21	August 2036	Aaa/AAA/AAA
A-2b	247,189,000	FLT	SEQ	II	19.35	3.00 / 3.02	21 - 77 / 21 - 87	August 2036	Aaa/AAA/AAA
A-2c	30,091,000	FLT	SEQ	II	19.35	6.43 / 9.98	77 - 77 / 87 - 178	August 2036	Aaa/AAA/AAA
M-1	28,872,000	FLT	MEZ	I & II	16.15	4.75 / 5.28	46 - 77 / 46 - 157	August 2036	Aa1/AA+/AA+
M-2	25,714,000	FLT	MEZ	I & II	13.30	4.62 / 5.13	43 - 77 / 43 - 146	August 2036	Aa2/AA/AA
M-3	15,790,000	FLT	MEZ	I & II	11.55	4.55 / 5.04	42 - 77 / 42 - 138	August 2036	Aa3/AA-/AA-
M-4	13,985,000	FLT	MEZ	I & II	10.00	4.51 / 4.98	41 - 77 / 41 - 133	August 2036	A1/A+/A+
M-5	13,985,000	FLT	MEZ	I & II	8.45	4.48 / 4.92	40 - 77 / 40 - 128	August 2036	A2/A/A
M-6	13,083,000	FLT	MEZ	I & II	7.00	4.46 / 4.87	39 - 77 / 39 - 121	August 2036	A3/A-/A-
B-1	12,180,000	FLT	MEZ	I & II	5.65	4.43 / 4.80	39 - 77 / 39 - 114	August 2036	Baa1/BBB+/BBB+
B-2	9,474,000	FLT	MEZ	I & II	4.60	4.41 / 4.72	38 - 77 / 38 - 107	August 2036	Baa2/BBB/BBB
B-3	6,767,000	FLT	MEZ	I & II	3.85	4.40 / 4.65	38 - 77 / 38 - 99	August 2036	Baa3/BBB-/BBB-
Non-Offered Certificates
A-1a	150,896,000	FLT	PT	I	19.35	2.30 / 2.53	1 - 77 / 1 - 184	August 2036	Aaa/AAA/AAA
A-1b	37,725,000	FLT	PT	I	19.35	2.30 / 2.53	1 - 77 / 1 - 184	August 2036	Aaa/AAA/AAA
B-4	5,413,000	FLT	MEZ	I & II	3.25	4.40 / 4.58	38 - 77 / 38 - 93	August 2036	Ba1/BB+/BB+
B-5	8,572,000	FLT	MEZ	I & II	2.30	4.38 / 4.44	37 - 77 / 37 - 87	August 2036	Ba2/BB/BB

(1)
The applicable margin on the Class A Certificates will increase to 2x their original margin and the applicable margin on the Class M and Class B Certificates will increase to 1.5x their original margin on the first Distribution Date after the first possible Optional Termination Date. Each class is subject to an applicable net WAC cap.

(2)	The size is subject to a permitted variance in the aggregate of plus or minus 5%.
(3)	The Certificates will be priced to the first possible Optional Termination Date and the applicable prepayment pricing assumption for the Mortgage Loans.

Depositor:	GE-WMC Mortgage Securities, L.L.C.

Originator:	WMC Mortgage Corp.

Servicer:	Litton Loan Servicing LP.

Swap Counterparty:	Bank of America, N.A.

Cap Counterparty:	Bank of America, N.A.

Trustee and Supplemental Interest Trustee:	The Bank of New York.

Co-Lead Managers:	Citigroup Global Markets Inc. (structuring lead), Goldman, Sachs & Co. (joint lead)

Co-Managers:	Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and UBS Securities, LLC.

Rating Agencies:	Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch, Inc.

Offered Certificates:	The Class A-2a, Class A-2b, Class A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

Class A Certificates:	The Class A-1a, Class A-1b, Class A-2a, Class A-2b and Class A-2c Certificates.

Group I Certificates:	The Class A-1a and Class A-1b Certificates.

Group II Certificates:	The Class A-2a, Class A-2b, and Class A-2c Certificates.

Class A Certificate Group:	The Group I Certificate and Group II Certificates, as applicable.

Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Non-Offered Class B Certificates:	The Class B-4 and Class B-5 Certificates.

Non-Offered Certificates:	The Class A-1a, Class A-1b, Class B-4, Class B-5, Class P, Class C, Class R and Class R-X Certificates.

Certificates:	The Offered Certificates and the Non-Offered Certificates.

Trust Tax Status:	The trust will be established as one or more REMICs for federal income tax purposes.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, except that before the termination of the swap and the cap, the Certificates may be subject to certain investor-based qualifications.

SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

Expected Closing Date:	August 21, 2006 through DTC and Euroclear or Clearstream. The Offered Certificates will be sold without accrued interest.

Cut-Off Date:	August 1, 2006.

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning September 25, 2006.

Final Scheduled Distribution Date:	For all Offered Certificates, the Distribution Date occurring in August 2036.

Minimum Denomination:	The Offered Certificates will be issued and available in denominations of $100,000 initial principal balance and integral multiples of $1 in excess of $100,000.

Due Period:
With respect to any Distribution Date, the period from and including the second day of the month immediately preceding the month in which that Distribution Date occurs to and including the first day of the month in which that Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date, the period from and including the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including August 1, 2006) to and including the day before the Determination Date in the calendar month in which such Distribution Date occurs.

Determination Date:	With respect to any Distribution Date, the fifteenth day of the month in which the Distribution Date occurs or, if the fifteenth day is not a business day, on the immediately preceding business day.

Interest Accrual Period:
With respect to any Distribution Date and for the Class A or the Subordinate Certificates, will be the period from and including the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, from and including the closing date) to and including the day preceding such Distribution Date. All distributions of interest on the Class A or Subordinate Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

Mortgage Loans:	The mortgage loans included in the trust will be adjustable and fixed rate non-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:
Approximately $233,876,071 of Mortgage Loans by outstanding principal balance as of the cut-off date from the mortgage pool with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae.

Group II Mortgage Loans:
Approximately $668,381,964 of Mortgage Loans by outstanding principal balance as of the cut-off date from the mortgage pool with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae.

Aggregate Mortgage Loans:
Approximately $902,258,035 of Mortgage Loans by outstanding principal balance as of the cut-off date from the mortgage pool with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae.

Pricing Prepayment Speed:
„  Fixed Rate Mortgage Loans (including the 10 year ARM loans): CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter.

„  ARM Mortgage Loans (excluding the 10 year ARM loans): 8% CPR for the first month and an additional 2% each month until reaching 30% CPR in month 12 and remaining constant through month 22, remaining constant at 60% CPR for months 23 through 28 and then remaining constant at 35% CPR for month 29 and thereafter. The CPR will be capped at a maximum of 95% for the ARM Mortgage Loans.

Credit Enhancement:
The Class A and Subordinate Certificates will be credit enhanced by:
„  Net Monthly Excess Cashflow from the Mortgage Loans;

„   Approximately 2.30% overcollateralization (funded upfront) (the Class C Certificate will represent the overcollateralization amount available at any time). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 4.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date; and

„  Subordination of distributions on the more subordinate classes of Certificates (if applicable) to the required distributions on the more senior classes of Certificates.

Credit Enhancement Percentage:
With respect to any Distribution Date and each class of Certificates, the percentage obtained by dividing (x) the sum of the aggregate certificate principal balance of each class of Subordinate Certificates with a lower payment priority than such class, the Class P Certificate and the Class C Certificate (after taking into account all distributions of principal payable on such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period).

Stepdown Date:
The earlier to occur of: (x) the Distribution Date following the Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and (y) the later to occur of (a) the Distribution Date occurring in September 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates (calculated for this purpose only without taking into account payments of principal on the Certificates on such Distribution Date and using the overcollateralization amount as of the prior Distribution Date) is greater than or equal to approximately 38.70%.

Derivative Instruments:	Interest Rate Swap Agreement and Cap Contract.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the percentage obtained by dividing (x) the rolling three month average of the stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, Mortgage Loans with respect to which the related mortgaged properties have been acquired by the trust and Mortgage Loans that are in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans as of the last day of the previous calendar month, exceeds [37.20] percent of the Credit Enhancement Percentage for the Class A Certificates.

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date on which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related due period (reduced by the aggregate amount of subsequent recoveries received since the cut-off date through the last day of the related due period) divided by the sum of the aggregate principal balance of the Mortgage Loans as of the cut-off date exceeds the applicable cumulative loss percentage described below:

DISTRIBUTION DATE	APPLICABLE PERCENTAGE
Months 25 - 36	[1.25] for the first month, plus an additional 1/12th of [1.55]% for each month thereafter.

Months 37 - 48	[2.80]% for the first month, plus an additional 1/12th of [1.60]% for each month thereafter.

Months 49 - 60	[4.40]% for the first month, plus an additional 1/12th of [1.25]% for each month thereafter.

Months 61 - 72	[5.65]% for the first month, plus an additional 1/12th of [0.70]% for each month thereafter.

Months 73 and thereafter	[6.35]%

Optional Termination:
At its option, the Servicer may purchase all of the Mortgage Loans (and properties acquired on behalf of the Trust) when the aggregate stated principal balance of the Mortgage Loans and properties remaining in the Trust, as of the last day of the related Due Period, have been reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Step-up Coupons:
For all Class A and Subordinate Certificates, the coupon will increase after the optional termination date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all the Class M and Class B Certificates after the first Distribution Date on which the Optional Termination is exercisable.

Pass-Through Rate:
For each class of Class A, Class M and Class B Certificates will equal the least of (a) One-Month LIBOR plus the related certificate margin, (b) the Maximum Cap Rate for such class and such Distribution Date and (c) the Net WAC Pass-Through Rate for such class and such Distribution Date. With respect to the Class A, Class M and Class B Certificates, interest in respect of any Distribution Date will accrue during the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed.

Net WAC Pass-Through Rate:
With respect to any Distribution Date and

(a) each class of Group I Certificates, will mean the rate per annum equal to (x) the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs ) of the expense adjusted mortgage rates on the then outstanding Group I Mortgage Loans minus the sum of (i) an amount, expressed as a per annum rate, equal to the Net Swap Payment owed to the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, (ii) an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period;

(b) each class of Group II Certificates, will mean the rate per annum equal to (x) the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs ) of the expense adjusted mortgage rates on the then outstanding Group II Mortgage Loans minus the sum of (i) an amount, expressed as a per annum rate, equal to the Net Swap Payment owed to the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, (ii) an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period; and

(c) each class of Subordinate Certificates, will mean the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate certificate principal balance of the related Class A Certificates) of the Net WAC Pass-Through Rate for the Group I Certificates for that Distribution Date and the Net WAC Pass-Through Rate for the Group II Certificates for that Distribution Date.

Maximum Cap Rate:
With respect to any Distribution Date and

(a) each class of Group I Certificates, will mean the rate per annum equal to (x) the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs) of the expense adjusted net maximum mortgage rates on the then outstanding Group I Mortgage Loans plus an amount, an amount, expressed as a per annum rate, equal any Net Swap Payment made by the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to any Cap Payment received from the Cap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, and minus an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by (y) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the Interest Accrual Period;

(b) each class of Group II Certificates, will mean the rate per annum equal to (x) the weighted average (weighted based on their scheduled principal balances as of the first day of the calendar month preceding the month in which the Distribution Date occurs) of the expense adjusted net maximum mortgage rates on the then outstanding Group II Mortgage Loans plus an amount, an amount, expressed as a per annum rate, equal to any Net Swap Payment made by the Swap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, plus an amount, expressed as a per annum rate, equal to any Cap Payment received from the Cap Counterparty multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, and minus an amount, expressed as a per annum rate, equal to the swap termination payment or unpaid portion thereof, if any (other than a swap termination payment resulting from a swap counterparty trigger event), payable by the trust, multiplied by 12 and divided by the outstanding principal balance of the Mortgage Loans, multiplied by (y) a fraction the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the Interest Accrual Period; and

(c) each class of Subordinate Certificates, will mean the per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted on the basis of the results of subtracting from the aggregate principal balance of each loan group the current aggregate certificate principal balance of the related Class A Certificates) of the Maximum Cap Rate for the Group I Certificates for that Distribution Date and the Maximum Cap Rate for the Group II Certificates for that Distribution Date.

Expense Fee Rate:
The sum of the servicing fee rate, the trustee fee rate and the custodial fee rate.

The “Expense Adjusted Mortgage Rate” for any mortgage loan will be the mortgage rate thereon minus the Expense Fee Rate. The “Expense Adjusted Net Maximum Mortgage Rate” for any mortgage loan will be the maximum mortgage rate thereon minus the Expense Fee Rate.

Net WAC Rate Carry Forward Amount:
With respect to any Distribution Date and any class of Class A and Subordinate Certificates, will mean an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of certificates would have accrued for such Distribution Date had the applicable Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the related Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Rate Carry Forward Amount from the prior Distribution Date together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the related Formula Rate.

“Formula Rate”: With respect to each class of Class A, Class M and Class B Certificates, will mean the lesser of (a) One-Month LIBOR plus the related certificate margin and (b) the related Maximum Cap Rate.

Interest Distributions on Certificates:

On each Distribution Date and after payments of servicing and trustee fees and other expenses of the trust, including any Net Swap Payments and any swap termination payment not triggered by a swap counterparty trigger event owed to the Swap Counterparty, interest distributions on the Class A and Subordinate Certificates will be made in the following amounts and in the following order of priority:

(i) From that portion of the Interest Remittance Amount (as defined below) attributable to the Group I Mortgage Loans:

(a)   first, concurrently to the Class A-1a and Class A-1b Certificates pro rata, the Interest Distribution Amount and any Interest Carry Forward Amount for such classes; and

(b)   second, concurrently to the Class A-2a, Class A-2b and Class A-2c Certificates, pro rata, any Interest Distribution Amount or Interest Carry Forward Amount for such classes remaining undistributed on that Distribution Date;

(ii) From that portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans:

(a)    first, concurrently to the Class A-2a, Class A-2b and Class A-2c Certificates, pro rata, the Interest Distribution Amount and any Interest Carry Forward Amount for such classes; and

(b)   second, concurrently to the Class A-1a and Class A-1b Certificates pro rata, any Interest Distribution Amount or Interest Carry Forward Amount for such classes remaining undistributed on that Distribution Date;

(iii) From the Interest Remittance Amount remaining:

(a) To the Class M-1 Certificates, its Interest Distribution Amount for such class;
(b) To the Class M-2 Certificates, its Interest Distribution Amount for such class;
(c) To the Class M-3 Certificates, its Interest Distribution Amount for such class;
(d) To the Class M-4 Certificates, its Interest Distribution Amount for such class;
(e) To the Class M-5 Certificates, its Interest Distribution Amount for such class;
(f) To the Class M-6 Certificates, its Interest Distribution Amount for such class;
(g) To the Class B-1 Certificates, its Interest Distribution Amount for such class;
(h) To the Class B-2 Certificates, its Interest Distribution Amount for such class;
(i) To the Class B-3 Certificates, its Interest Distribution Amount for such class;
(j) To the Class B-4 Certificates, its Interest Distribution Amount for such class; and
(k) To the Class B-5 Certificates, its Interest Distribution Amount for such class.

Principal Distributions on the Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the available distribution amount remaining after swap payments and interest distributions have been made will be distributed in respect of principal in the following amounts and order of priority:

(i)     (a) pro rata, to the Class A-1a and Class A-1b Certificates, the Group I Principal Distribution Amount, until their respective certificate principal balances thereof have been reduced to zero; and

(b) from any remaining Group I Principal Distribution Amount, sequentially, to the Class A-2a, Class A-2b and Class A-2c Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (ii) (a) below), in that order, until their respective certificate principal balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (b) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, any remaining Group I Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-2a, Class A-2b and Class A-2c Certificates, pro rata, based on their respective certificate principal balances;

(ii)   (a) sequentially, to the Class A-2a, Class A-2b and Class A-2c Certificates, in that order, the Group II Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (ii) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the Group II Principal Distribution Amount for that Distribution Date to be distributed to the Group II Certificates will be distributed concurrently to the Class A-2a, Class A-2b and Class A-2c Certificates, pro rata, based on their certificate principal balances; and

  (b) from any remaining Group II Principal Distribution Amount, pro rata, to the Class A-1a and Class A-1b Certificates (after the distribution of the Group I Principal Distribution Amount as provided in clause (i) (a) above), until their respective certificate principal balances thereof have been reduced to zero; and

(iii)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, the Principal Distribution Amount remaining until their respective certificate principal balances have been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the available distribution amount remaining after swap payments and interest distributions have been made will be distributed in respect of principal in the following amounts and order of priority:

(i)   (a) pro rata to the Class A-1a and Class A-1b Certificates, the lesser of (A) the Group I Class A Principal Distribution Amount and (B) the Group I Principal Distribution Amount, until the respective certificate principal balances thereof have been reduced to zero; and

(b) sequentially, to the Class A-2a, Class A-2b and Class A-2c Certificates (after the distribution of the Group II Principal Distribution Amount as provided in clause (ii) (a) below), in that order, the lesser of (A) any remaining Group I Principal Distribution Amount and (B) the Group II Class A Principal Distribution Amount that remains undistributed, until the respective certificate principal balances thereof have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (i) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, any remaining Group I principal distribution amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-2a, Class A-2b and Class A-2c Certificates, pro rata, based on their respective certificate principal balances;

(ii)   (a) sequentially, to the Class A-2a, Class A-2b, and Class A-2c Certificates, in that order, the lesser of (A) the Group II Class A Principal Distribution Amount and (B) the Group II Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero; provided, however, that with respect to distributions on any Distribution Date pursuant to this clause (ii)(a) on which the aggregate certificate principal balance of the Subordinate Certificates has been reduced to zero and the Overcollateralization Amount for such Distribution Date is equal to or less than zero, the Group II principal distribution amount for that Distribution Date to be distributed to the Group II Certificates will be distributed, concurrently, to the Class A-2a, Class A-2b and Class A-2cCertificates, pro rata, based on their respective certificate principal balances; and

(b) the lesser of (A) any remaining Group II Principal Distribution Amount and (B) the Group I Class A Principal Distribution Amount that remains undistributed, pro rata, to the Class A-1a and Class A-1b Certificates, (after the distribution of the Group I Principal Distribution Amount, as provided in clause (i)(a) above), until the respective certificate principal balances thereof have been reduced to zero;

(iii)  to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(iv)  to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(v)  to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Certificate principal balance thereof has been reduced to zero;

(vi)   to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(vii)  to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(viii)  to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(ix)  to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(x)  to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xi)  to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero;

(xii)  to the Class B-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-4 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero; and

(xiii)  to the Class B-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-5 Principal Distribution Amount, until the certificate principal balance thereof has been reduced to zero.

Allocation of Net Monthly Excess Cashflow:
With respect to any Distribution Date, the available distribution amount remaining after swap payments, interest distributions and principal distributions have been made will be distributed in the following amounts and order of priority:
(i)    to the Class M-1 Certificates, the related Interest Carry Forward Amount;
(ii)   to the Class M-1 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(iii)       to the Class M-2 Certificates, the related Interest Carry Forward Amount;
(iv)       to the Class M-2 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(v)    to the Class M-3 Certificates, the related Interest Carry Forward Amount;
(vi)        to the Class M-3 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(vii)  to the Class M-4 Certificates, the related Interest Carry Forward Amount;
(viii)      to the Class M-4 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(ix)    to the Class M-5 Certificates, the related Interest Carry Forward Amount;
(x)     to the Class M-5 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xi)    to the Class M-6 Certificates, the related Interest Carry Forward Amount;
(xii)   to the Class M-6 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xiii)       to the Class B-1 Certificates, the related Interest Carry Forward Amount;
(xiv)  to the Class B-1 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xv)   to the Class B-2 Certificates, the related Interest Carry Forward Amount;
(xvi)   to the Class B-2 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xvii)  to the Class B-3 Certificates, the related Interest Carry Forward Amount;
(xviii)     to the Class B-3 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xix)   to the Class B-4 Certificates, the related Interest Carry Forward Amount;
(xx)    to the Class B-4 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xxi)   to the Class B-5 Certificates, the related Interest Carry Forward Amount;
(xxii)   to the Class B-5 Certificates, the related Allocated Realized Loss Reimbursement Amount;
(xxiii)  to the net WAC Carry Forward reserve account the amount required to distribute the following amounts to the holders of the Class A and Subordinate Certificates, without taking into account amounts, if any, received under the Interest Rate Swap: concurrently, any Net WAC Rate Carry Forward Amount to the Group I Certificates, and any Net WAC Rate Carry Forward Amount to the Group II Certificates; and sequentially, to Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates, in that order, any Net WAC Rate Carry Forward Amount for such classes; and
(xxiv)  to the supplemental interest trust, any swap termination payment owed to the Swap Counterparty, triggered by a Swap Counterparty trigger event pursuant to the swap agreement.

Swap Payment Priority and Cap Payment Priority:
Under the swap agreement, on each Distribution Date for as long as the swap agreement is in effect (i) the supplemental interest trust created under the pooling and servicing agreement shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.33% per annum as set forth in the swap agreement, (y) the notional amount for such Distribution Date set forth in the swap agreement, and (z) a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from and including the Effective Date (as defined in the swap agreement) to but excluding the first Distribution Date, determined on a 30/360 basis) and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the supplemental interest trust an amount equal to the product of (x) One-Month LIBOR as determined pursuant to the swap agreement, (y) the notional amount for such Distribution Date set forth in the swap agreement, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the swap agreement), and the denominator of which is 360. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). Upon early termination of the swap agreement, the Supplemental Interest Trust or the Swap Counterparty may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the swap agreement. All Net Swap Payments and Swap Termination Payments payable by the Supplemental Interest Trust will be deducted from the available distribution amount before distributions to certificateholders (except for certain Swap Termination Payments resulting from an event of default or certain termination events with respect to the Swap Counterparty (a “Swap Counterparty Trigger Event”)) and deposited by the Trustee into the Supplemental Interest Trust Account. Similarly, all payments received by the Supplemental Interest Trustee from the Swap Counterparty will be deposited into the Supplemental Interest Trust Account.

Under the cap agreement, on each Distribution Date for as long as the cap agreement is in effect, the Cap Counterparty will be required to pay to the supplemental interest trust an amount equal to the product of (x) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the cap agreement), over (ii) 5.60%, (y) the notional amount for such Distribution Date set forth in the cap agreement, and (z) a fraction, the numerator of which is equal to the actual number of days in the related Calculation Period (as defined in the cap agreement), and the denominator of which is 360. If One-Month LIBOR is less than or equal to 5.60%, the supplemental interest trust will not be entitled to receive a payment from the Cap Counterparty. All payments received by the supplemental interest trustee from the Cap Counterparty will be deposited into the Supplemental Interest Trust Account.

All amounts deposited by the Trustee into the Supplemental Interest Trust Account on each Distribution Date for payment to the Swap Counterparty will be distributed by the Supplemental Interest Trustee on that Distribution Date in the following amounts and order of priority:

(i)   to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date;
(ii)  to the Swap Counterparty, any swap termination payment owed to the Swap Counterparty not due to a swap counterparty trigger event pursuant to the swap agreement and not previously paid by the trust; and
(iii)  to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a swap counterparty trigger event.

All amounts paid by the Swap Counterparty and the Cap Counterparty and on deposit in the Supplemental Interest Trust Account on each Distribution Date will be distributed on that Distribution Date after all other distributions have been made in the following amounts and order of priority:

(i)    pro rata, based on amounts due, to the Class A-1a, Class A-1b, Class A-2a, Class A-2b and Class A-2c Certificates, any Interest Distribution Amounts and Interest Carry Forward Amounts, to the extent not yet paid;
(ii)  sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates, in that order, the Interest Distribution Amount and Interest Carry Forward Amount for that class, to the extent not yet paid;
(iii)  to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the Overcollateralization Target Amount;
(iv)      concurrently, to the Class A Certificates, any Net WAC Rate Carry Forward Amount for such Class, up to their respective Derivative Payment Allocation, to the extent not yet paid;
(v)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates, any Net WAC Rate Carry Forward Amount for such Class up to the respective Derivative Payment Allocation, to the extent not yet paid;
(vi)  concurrently to Class A Certificates, Class M Certificates and Class B Certificates, any unpaid Net WAC Rate Carry Forward Amount, pro rata based on such unpaid amounts; and
(vii)     sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class B-4, and Class B-5 Certificates the Allocated Realized Loss Reimbursement Amount for such class, to the extent not yet paid.

Derivative Payment Allocation:
With respect to any Distribution Date and a class of Class A or Subordinate Certificates, will mean an amount equal to the product of (i) the sum of the Net Swap Payment paid by the Swap Counterparty and the Cap Payment paid by the Cap Counterparty for such Distribution Date and distributable to the certificateholders pursuant to the pooling and servicing agreement and (ii) a fraction the numerator of which is the certificate principal balance of such class immediately preceding such Distribution Date and the denominator of which is the aggregate certificate principal balance of the Class A and Subordinate Certificates on the day immediately preceding such Distribution Date.

Interest Remittance Amount:
With respect to any Distribution Date, the portion of available funds for such Distribution Date (net of payments due under the swap agreement including any swap termination payment payable by the trust, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the Swap Counterparty as described in the prospectus supplement) attributable to interest received or advanced on the Mortgage Loans.

Interest Distribution Amount:
With respect to any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-Through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act as amended or similar state law allocated to such class.

Interest Carry Forward Amount:
With respect to any Distribution Date and each class of Certificates, will be the amount, if any, by which the Interest Distribution Amount for such class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such Certificates in respect of the Interest Distribution Amount on such immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such certificates remaining unpaid from the previous Distribution Date plus interest accrued thereon at the related Pass-Through Rate on such certificates for the most recently ended Interest Accrual Period.

Principal Distribution Amount:
On any Distribution Date, the sum of (i) the Principal Remittance Amount for such Distribution Date, (ii) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (iii) the amount of any Overcollateralization Reduction Amount for such Distribution Date.

Principal Remittance Amount:
On any Distribution Date, the portion of available funds for such Distribution Date (net of payments due under the Swap Agreement including any swap termination payment payable by the trust, except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the Swap Counterparty as described in the prospectus supplement, in excess of the Interest Remittance Amount for such Distribution Date) attributable to principal received or advanced on the Mortgage Loans.

Group I Principal Distribution Amount:	That portion of the Principal Distribution Amount attributable or allocated to the Group I Mortgage Loans.

Group II Principal Distribution Amount:	That portion of the Principal Distribution Amount attributable or allocated to the Group II Mortgage Loans.

Net Monthly Excess Cashflow:
With respect to any Distribution Date is the amount of funds available for distribution on such Distribution Date less (a) the sum for such Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Certificates on that Distribution Date, the Principal Remittance Amount for that Distribution Date and any amounts payable to the Swap Counterparty on that Distribution Date prior to distributions to certificateholders plus (b) any Overcollateralization Reduction Amount for that Distribution Date.

Overcollateralization Increase Amount:
With respect to any Distribution Date, the lesser of (a) the amount by which the Overcollateralization Target Amount for that Distribution Date exceeds the overcollateralization amount for that Distribution Date and (b) the Net Monthly Excess Cashflow for that Distribution Date.

Overcollateralization Reduction Amount:
With respect to any Distribution Date, will mean, the lesser of (i) the amount by which the overcollateralization amount for that Distribution Date exceeds the Overcollateralization Target Amount for that Distribution Date and (ii) the Principal Remittance Amount for that Distribution Date.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date, an amount equal to approximately 2.30% of the aggregate principal balance of the Mortgage Loans as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 4.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (y) 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Group I Class A Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate certificate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.30% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Group I Mortgage Loans as of the Cut-Off Date.

Group II Class A Principal Distribution Amount:
With respect to any Distribution Date, an amount equal to the excess of (x) the aggregate certificate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 61.30% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Group II Mortgage Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-1 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date) and (ii) the certificate principal balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 67.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-2 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the certificate principal balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 73.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-3 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-3 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the certificate principal balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 76.90% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-4 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-4 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the certificate principal balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 80.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-5 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-5 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the certificate principal balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 83.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (b) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-6 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class M-6 Certificates immediately preceding such Distribution Date and (B) an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the certificate principal balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.00% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class B-1 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-1 Certificates immediately preceding such Distribution Date and (B), an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the certificate principal balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 88.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class B-2 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-2 Certificates immediately preceding such Distribution Date and (B), an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the certificate principal balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class B-3 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-3 Certificates immediately preceding such Distribution Date and (B, an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the certificate principal balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the certificate principal balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class B-4 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-4 Certificates immediately preceding such Distribution Date and (B, an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the certificate principal balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the certificate principal balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date) and (xi) the certificate principal balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Class B-5 Principal Distribution Amount:
With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, an amount equal to the lesser of (A) the certificate principal balance of the Class B-5 Certificates immediately preceding such Distribution Date and (B, an amount equal to the excess of (x) the sum of (i) the aggregate certificate principal balance of the Class A Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the certificate principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the certificate principal balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the certificate principal balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the certificate principal balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the certificate principal balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the certificate principal balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the certificate principal balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the certificate principal balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date), (x) the certificate principal balance of the Class B-3 Certificates (after taking into account the payment of the Class B-3 Principal Distribution Amount on such Distribution Date), (xi) the certificate principal balance of the Class B-4 Certificates (after taking into account the payment of the Class B-4 Principal Distribution Amount on such Distribution Date) and (xii) the certificate principal balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 95.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over 0.50% multiplied by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

Allocation of Losses:
Any realized losses on the Mortgage Loans on any Distribution Date will first be absorbed by Net Monthly Excess Cashflow and second by the Class C Certificates. If on any Distribution Date as a result of realized losses on the Mortgage Loans, the aggregate certificate principal balance of the Class A and the Subordinate Certificates exceeds the aggregate principal balance of the Mortgage Loans as of the last day of the related due period, such excess, will be allocated in the following order: Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates. There will be no allocation of realized losses on the Mortgage Loans to the Class A and the Class P Certificates. Investors in the Class A Certificates should note, however, that although realized losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once realized losses are allocated to the Subordinate Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any realized losses allocated to the Subordinate Certificates may be reimbursed to the holders of those certificates (the “Allocated Realized Loss Reimbursement Amount”) from Net Monthly Excess Cashflow and amounts on deposit in the Supplemental Interest Trust Account, sequentially, as described in the prospectus.

Prospectus:
The Class A-2a, Class A-2b, Class A-2c, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 Certificates are being offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them is contained in the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Interest Rate Swap Schedule

Interest Rate Swap Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	September 2006	867,846,000.00	31	March 2009	57,013,158.06
2	October 2006	858,405,911.42	32	April 2009	56,949,421.36
3	November 2006	847,524,589.11	33	May 2009	56,854,914.10
4	December 2006	834,467,320.83	34	June 2009	55,789,211.10
5	January 2007	815,818,065.64	35	July 2009	47,872,662.25
6	February 2007	796,111,069.27	36	August 2009	47,788,481.35
7	March 2007	774,176,048.27	37	September 2009	48,617,889.21
8	April 2007	749,777,558.26	38	October 2009	48,555,925.71
9	May 2007	724,337,267.91	39	November 2009	48,457,770.08
10	June 2007	696,081,721.42	40	December 2009	45,483,753.70
11	July 2007	664,799,920.48	41	January 2010	45,398,348.99
12	August 2007	633,028,463.92	42	February 2010	44,752,883.21
13	September 2007	602,596,281.58	43	March 2010	36,007,192.45
14	October 2007	573,887,709.88	44	April 2010	35,938,354.81
15	November 2007	545,851,130.72	45	May 2010	35,838,780.08
16	December 2007	520,235,609.43	46	June 2010	35,796,394.16
17	January 2008	497,557,979.31	47	July 2010	35,700,156.44
18	February 2008	476,995,327.62	48	August 2010	35,616,109.39
19	March 2008	456,864,441.01	49	September 2010	35,509,449.47
20	April 2008	437,724,874.14	50	October 2010	34,344,800.65
21	May 2008	416,116,047.99	51	November 2010	34,266,442.70
22	June 2008	358,177,128.62	52	December 2010	33,087,035.52
23	July 2008	137,627,283.48	53	January 2011	32,972,507.40
24	August 2008	105,465,889.43	54	February 2011	32,917,752.67
25	September 2008	96,817,846.14	55	March 2011	28,607,954.72
26	October 2008	89,892,554.39
27	November 2008	84,328,183.49
28	December 2008	79,472,407.24
29	January 2009	76,769,091.58
30	February 2009	71,226,130.93

The One-Month LIBOR Swap Strike Rate is 5.33%.

Interest Rate Cap Schedule

Interest Rate Swap Schedule
Period	Distribution Date	Notional Balance	Period	Distribution Date	Notional Balance
1	September 2006	-	31	March 2009	117,930,740.24
2	October 2006	-	32	April 2009	110,870,366.49
3	November 2006	-	33	May 2009	102,053,426.63
4	December 2006	-	34	June 2009	83,386,093.20
5	January 2007	-	35	July 2009	22,803,858.69
6	February 2007	-	36	August 2009	14,625,142.88
7	March 2007	-	37	September 2009	11,524,948.86
8	April 2007	-	38	October 2009	8,429,396.30
9	May 2007	-	39	November 2009	6,244,590.46
10	June 2007	-	40	December 2009	7,547,807.79
11	July 2007	-	41	January 2010	5,594,257.89
12	August 2007	-	42	February 2010	2,703,441.44
13	September 2007	-	43	March 2010	2,715,180.13
14	October 2007	-	44	April 2010	2,712,460.38
15	November 2007	-	45	May 2010	2,692,684.41
16	December 2007	-	46	June 2010	2,663,113.14
17	January 2008	-	47	July 2010	2,605,986.70
18	February 2008	-	48	August 2010	2,566,289.42
19	March 2008	81,984.34	49	September 2010	2,528,584.97
20	April 2008	384,263.33	50	October 2010	2,521,179.55
21	May 2008	3,322,582.31	51	November 2010	2,514,222.03
22	June 2008	36,453,562.49	52	December 2010	2,489,745.02
23	July 2008	222,440,311.15	53	January 2011	1,771,968.26
24	August 2008	211,193,559.99	54	February 2011	844,044.94
25	September 2008	180,726,057.68	55	March 2011	-
26	October 2008	158,696,408.56
27	November 2008	143,103,781.45
28	December 2008	130,479,951.45
29	January 2009	119,088,629.01
30	February 2009	112,263,559.79

The One-Month LIBOR Cap Strike Rate is 5.60%.

Aggregate Collateral Summary*

Summary	Total	Minimum	Maximum
Aggregate Cut-Off Date Principal Balance	$902,258,035.23
Number of Mortgage Loans	4,658

Average Cut-Off Date Principal Balance	$193,700.74	$14,917.56	$1,243,167.05
(1) (2) Weighted Average Combined Original Loan-to-Value	82.27%	14.70%	100.00%
(1) Weighted Average Gross Mortgage Rate	8.166%	5.875%	12.895%
(1) Weighted Average Net Mortgage Rate	7.656%	5.365%	12.385%
(1) Weighted Average Gross Margin	6.371%	1.000%	8.000%
(1) Weighted Average Maximum Mortgage Rate	14.309%	11.625%	18.490%
(1) Weighted Average Minimum Mortgage Rate	7.791%	2.750%	11.990%
(1) Weighted Average Term to Next Rate Adjustment Rate (months)	31	2	119
(1) Weighted Average Remaining Term to Stated Maturity (months)	338	115	359
(1) Weighted Average Non-Zero Credit Score	645	500	813
(1) Weighted Average reflected in Total.
(2) References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	ARM	78.61%
	Fixed	21.39%

Lien	First	89.01%
	Second	10.99%

Property Type	Single Family	66.00%
	PUD Detached	11.32%
	PUD Attached	3.16%
	Condominium	9.54%
	2-4 Family	9.97%

Occupancy Status	Primary Residence	95.78%
	Second Home	2.66%
	Investment	1.56%

Documentation Type	Full	28.34%
	Limited	15.18%
	Lite	2.96%
	Stated	53.52%

Loans with Prepayment Penalties		65.46%

* It is not expected that the changes to the mortgage pool will materially alter the characteristics of the mortgage loans as described herein, although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans may vary.

Aggregate Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
2/28 ARM -6 Month Reset - Balloon 40/30	1,501	430,604,961.13	47.73	7.856	80.33	636
2/28 ARM 6 Month Reset	689	138,076,142.45	15.30	8.316	80.94	635
Balloon 30/15 - Fixed	1,507	98,146,523.05	10.88	11.062	99.59	657
IO ARM 2/28 6 Month Reset	193	58,465,438.56	6.48	7.291	81.16	667
Fixed - 30 Yr	300	57,758,510.71	6.40	7.805	78.54	633
Balloon 40/30 - Fixed	135	33,422,232.88	3.70	7.613	78.55	630
IO ARM 10/20 - 6 Month Reset	101	32,433,480.22	3.59	6.782	78.11	719
10/20 ARM - 6 Month Reset - Balloon 40/30	61	18,424,771.09	2.04	7.091	80.65	709
3/27 ARM - 6 Month Reset - Balloon 40/30	32	8,605,081.02	0.95	7.563	81.41	658
5/25 ARM - 6 Month Reset - Balloon 40/30	15	4,790,327.18	0.53	7.808	78.23	657
3/27 ARM - 6 Month Reset	29	4,568,959.79	0.51	8.169	75.75	639
10/20 ARM - 6 Month Reset	17	4,398,230.28	0.49	7.509	78.82	697
Fixed - 15 Yr	41	3,226,293.17	0.36	8.756	77.05	651
IO ARM 10/20 - 12 Month Reset	7	2,794,400.00	0.31	7.143	80.00	725
IO ARM 5/25 6 Month Reset	5	1,548,450.00	0.17	7.073	79.42	691
IO ARM 3/27 6 Month Reset	5	1,208,600.00	0.13	7.099	76.98	649
6 Month Libor	6	1,054,159.28	0.12	7.925	82.47	572
5/25 ARM 6 Month Reset	6	803,898.92	0.09	7.840	77.10	625
10/20 ARM 12 Month Reset - Balloon 40/30	1	561,648.83	0.06	7.225	80.00	766
10/20 ARM 12 Month Reset	1	414,892.84	0.05	6.625	80.00	711
IO ARM 10/10 6 Month Reset	1	320,000.00	0.04	6.475	80.00	722
Fixed - 25 Yr	1	286,166.55	0.03	7.370	79.60	623
5/20 ARM 6 Month Reset	1	199,784.35	0.02	7.845	81.60	544
Fixed - 10 Yr	2	95,350.96	0.01	7.901	84.79	626
Fixed - 20 Yr	1	49,731.97	0.01	9.150	79.40	596
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Gross Mortgage Rate (%)

Range of Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
5.875 - 5.999	7	2,416,211.41	0.27	5.962	75.13	744
6.000 - 6.499	113	39,182,182.82	4.34	6.279	78.23	700
6.500 - 6.999	432	130,407,174.53	14.45	6.803	79.10	675
7.000 - 7.499	479	130,231,676.85	14.43	7.280	79.31	655
7.500 - 7.999	839	224,249,197.58	24.85	7.765	79.67	644
8.000 - 8.499	402	96,460,324.36	10.69	8.258	80.51	636
8.500 - 8.999	543	114,957,377.57	12.74	8.760	81.79	619
9.000 - 9.499	243	39,229,100.27	4.35	9.233	85.16	609
9.500 - 9.999	308	31,102,097.82	3.45	9.789	89.02	603
10.000 - 10.499	94	10,374,566.34	1.15	10.225	89.59	612
10.500 - 10.999	400	32,514,534.09	3.60	10.778	98.20	651
11.000 - 11.499	287	21,538,906.12	2.39	11.203	99.48	646
11.500 - 11.999	172	10,442,259.61	1.16	11.795	98.44	633
12.000 - 12.499	131	6,532,346.74	0.72	12.224	99.49	627
12.500 - 12.895	208	12,620,079.12	1.40	12.679	99.14	636
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Minimum: 5.875%
Maximum: 12.895%
Weighted Average: 8.166%

Aggregate Distribution by Original Principal Balances ($)

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
14,980.00 - 25,000.00	169	3,329,136.14	0.37	10.873	99.46	633
25,000.01 - 50,000.00	503	19,053,293.61	2.11	10.945	97.05	645
50,000.01 - 75,000.00	513	31,963,127.31	3.54	10.636	95.70	646
75,000.01 - 100,000.00	445	38,887,256.77	4.31	9.945	90.63	640
100,000.01 - 125,000.00	388	43,569,553.33	4.83	9.320	86.60	633
125,000.01 - 150,000.00	319	43,692,434.78	4.84	8.588	84.07	636
150,000.01 - 175,000.00	257	41,824,783.46	4.64	8.293	81.16	630
175,000.01 - 200,000.00	278	52,246,705.74	5.79	8.086	79.44	630
200,000.01 - 225,000.00	226	47,995,650.28	5.32	7.966	80.37	639
225,000.01 - 250,000.00	163	38,784,601.27	4.30	7.881	79.13	640
250,000.01 - 275,000.00	207	54,118,370.44	6.00	7.736	79.62	636
275,000.01 - 300,000.00	202	58,028,725.77	6.43	7.603	79.76	650
300,000.01 - 325,000.00	151	47,153,160.71	5.23	7.703	79.81	643
325,000.01 - 350,000.00	128	43,155,773.30	4.78	7.615	80.99	652
350,000.01 - 375,000.00	110	39,945,686.83	4.43	7.687	81.37	647
375,000.01 - 400,000.00	110	42,466,911.26	4.71	7.586	79.98	655
400,000.01 - 425,000.00	83	34,346,754.76	3.81	7.804	80.80	647
425,000.01 - 450,000.00	73	32,045,442.54	3.55	7.846	80.57	656
450,000.01 - 475,000.00	57	26,321,072.26	2.92	7.746	80.85	644
475,000.01 - 500,000.00	58	28,285,084.58	3.13	7.626	81.76	659
500,000.01 - 600,000.00	125	67,699,235.00	7.50	7.626	80.94	663
600,000.01 - 700,000.00	52	33,545,892.99	3.72	7.779	80.98	658
700,000.01 - 800,000.00	23	17,011,188.27	1.89	7.767	80.63	653
800,000.01 - 900,000.00	10	8,405,553.70	0.93	8.292	81.49	644
900,000.01 - 1,000,000.00	4	3,822,652.27	0.42	7.095	75.44	669
1,000,000.01 - 1,100,000.00	2	2,077,729.28	0.23	7.119	80.00	651
1,200,000.01 - 1,244,800.00	2	2,482,258.58	0.28	6.837	80.00	687
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Minimum: $14,980.00
Maximum: $1,244,800.00
Average: $ 193,860.00

Aggregate Distribution by Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
14,917.56 - 25,000.00	169	3,329,136.14	0.37	10.873	99.46	633
25,000.01 - 50,000.00	503	19,053,293.61	2.11	10.945	97.05	645
50,000.01 - 75,000.00	513	31,963,127.31	3.54	10.636	95.70	646
75,000.01 - 100,000.00	447	39,087,039.72	4.33	9.932	90.46	640
100,000.01 - 125,000.00	386	43,369,770.38	4.81	9.329	86.73	633
125,000.01 - 150,000.00	319	43,692,434.78	4.84	8.588	84.07	636
150,000.01 - 175,000.00	257	41,824,783.46	4.64	8.293	81.16	630
175,000.01 - 200,000.00	278	52,246,705.74	5.79	8.086	79.44	630
200,000.01 - 225,000.00	226	47,995,650.28	5.32	7.966	80.37	639
225,000.01 - 250,000.00	163	38,784,601.27	4.30	7.881	79.13	640
250,000.01 - 275,000.00	207	54,118,370.44	6.00	7.736	79.62	636
275,000.01 - 300,000.00	203	58,328,680.14	6.46	7.595	79.76	650
300,000.01 - 325,000.00	150	46,853,206.34	5.19	7.713	79.81	642
325,000.01 - 350,000.00	128	43,155,773.30	4.78	7.615	80.99	652
350,000.01 - 375,000.00	110	39,945,686.83	4.43	7.687	81.37	647
375,000.01 - 400,000.00	110	42,466,911.26	4.71	7.586	79.98	655
400,000.01 - 425,000.00	83	34,346,754.76	3.81	7.804	80.80	647
425,000.01 - 450,000.00	73	32,045,442.54	3.55	7.846	80.57	656
450,000.01 - 475,000.00	57	26,321,072.26	2.92	7.746	80.85	644
475,000.01 - 500,000.00	58	28,285,084.58	3.13	7.626	81.76	659
500,000.01 - 600,000.00	125	67,699,235.00	7.50	7.626	80.94	663
600,000.01 - 700,000.00	52	33,545,892.99	3.72	7.779	80.98	658
700,000.01 - 800,000.00	23	17,011,188.27	1.89	7.767	80.63	653
800,000.01 - 900,000.00	10	8,405,553.70	0.93	8.292	81.49	644
900,000.01 - 1,000,000.00	4	3,822,652.27	0.42	7.095	75.44	669
1,000,000.01 - 1,100,000.00	2	2,077,729.28	0.23	7.119	80.00	651
1,200,000.01 - 1,243,167.05	2	2,482,258.58	0.28	6.837	80.00	687
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Minimum: $14,917.56
Maximum: $1,243,167.05
Average: $193,700.74

Aggregate Distribution by Original Term to Stated Maturity (months)

Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
120	2	95,350.96	0.01	7.901	84.79	626
180	1,548	101,372,816.22	11.24	10.989	98.87	657
240	2	369,731.97	0.04	6.835	79.92	705
300	2	485,950.90	0.05	7.565	80.42	591
360	3,104	799,934,185.18	88.66	7.809	80.17	644
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Minimum: 120 months
Maximum: 360 months
Weighted Average: 340 months

Aggregate Distribution by Remaining Term to Stated Maturity (months)

Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
115 - 120	2	95,350.96	0.01	7.901	84.79	626
169 - 180	1,548	101,372,816.22	11.24	10.989	98.87	657
229 - 240	2	369,731.97	0.04	6.835	79.92	705
289 - 300	2	485,950.90	0.05	7.565	80.42	591
349 - 359	3,104	799,934,185.18	88.66	7.809	80.17	644
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Minimum: 115 months
Maximum: 359 months
Weighted Average: 338 months

Aggregate Distribution by Original Combined LTV Ratios (%)*

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
14.70 - 15.00	1	74,879.56	0.01	7.120	14.70	632
15.01 - 20.00	2	177,640.29	0.02	7.067	17.97	655
20.01 - 25.00	4	412,626.22	0.05	8.055	23.20	615
25.01 - 30.00	9	1,185,132.69	0.13	8.360	27.58	645
30.01 - 35.00	2	266,688.75	0.03	8.413	32.59	648
35.01 - 40.00	11	1,756,772.31	0.19	7.834	37.55	593
40.01 - 45.00	11	1,897,293.66	0.21	7.476	42.78	635
45.01 - 50.00	23	4,269,609.43	0.47	7.598	48.13	614
50.01 - 55.00	21	4,488,113.13	0.50	7.604	53.77	618
55.01 - 60.00	35	7,338,098.03	0.81	7.730	58.42	610
60.01 - 65.00	56	12,564,156.46	1.39	7.791	62.91	624
65.01 - 70.00	90	23,852,854.50	2.64	7.993	68.74	591
70.01 - 75.00	129	33,874,667.29	3.75	7.851	73.82	610
75.01 - 80.00	2,103	557,615,203.84	61.80	7.649	79.91	656
80.01 - 85.00	166	44,187,782.95	4.90	8.139	84.40	605
85.01 - 90.00	258	60,461,456.26	6.70	8.297	89.61	631
90.01 - 95.00	302	52,100,162.46	5.77	8.968	94.84	622
95.01 - 100.00	1,435	95,734,897.40	10.61	10.977	99.96	658
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Minimum: 14.70%
Maximum: 100.00%
Weighted Average: 82.27%

*References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

Aggregate Distribution by Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,987	192,984,809.29	21.39	9.444	89.23	645
1.000 - 1.500	2	338,305.46	0.04	8.054	80.00	675
2.501 - 3.000	11	4,090,064.01	0.45	7.168	80.00	721
3.001 - 3.500	13	3,024,495.47	0.34	8.186	79.22	626
3.501 - 4.000	15	3,398,410.87	0.38	7.643	81.28	676
4.001 - 4.500	3	502,747.66	0.06	7.915	92.18	710
4.501 - 5.000	46	9,978,236.79	1.11	8.146	82.26	635
5.001 - 5.500	268	67,191,523.60	7.45	7.266	78.09	644
5.501 - 6.000	442	118,803,045.69	13.17	7.302	78.87	651
6.001 - 6.500	828	231,334,259.38	25.64	7.731	79.80	646
6.501 - 7.000	559	146,038,745.44	16.19	7.992	80.98	647
7.001 - 7.500	286	73,133,810.80	8.11	8.365	82.77	635
7.501 - 8.000	198	51,439,580.77	5.70	8.830	83.83	635
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 1.000%
Maximum: 8.000%
Non-Zero Weighted Average: 6.371%

Aggregate Distribution by Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,987	192,984,809.29	21.39	9.444	89.23	645
2.750 - 3.000	9	3,418,747.16	0.38	7.136	80.00	726
3.501 - 4.000	1	504,000.00	0.06	6.725	80.00	752
5.501 - 6.000	8	2,799,917.14	0.31	6.103	75.80	747
6.001 - 6.500	129	43,989,354.80	4.88	6.338	78.10	700
6.501 - 7.000	346	106,264,330.50	11.78	6.839	79.89	675
7.001 - 7.500	443	124,898,336.23	13.84	7.328	79.64	660
7.501 - 8.000	669	181,070,948.60	20.07	7.798	79.99	643
8.001 - 8.500	369	92,963,069.56	10.30	8.290	80.35	636
8.501 - 9.000	387	93,360,198.75	10.35	8.781	81.60	615
9.001 - 9.500	159	31,760,857.18	3.52	9.259	83.53	595
9.501 - 10.000	103	19,212,265.59	2.13	9.795	85.25	576
10.001 - 10.500	32	6,502,195.09	0.72	10.295	81.37	555
10.501 - 11.000	14	1,919,993.82	0.21	10.814	88.13	543
11.001 - 11.500	1	92,971.98	0.01	11.500	77.50	566
11.501 - 11.990	1	516,039.54	0.06	11.990	81.30	532
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 2.750%
Maximum: 11.990%
Non-Zero Weighted Average: 7.791%

Aggregate Distribution by Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,987	192,984,809.29	21.39	9.444	89.23	645
11.625 - 12.000	5	2,069,292.84	0.23	6.785	80.00	737
12.001 - 12.500	9	3,369,860.24	0.37	6.334	76.51	743
12.501 - 13.000	129	44,308,659.77	4.91	6.340	78.07	701
13.001 - 13.500	346	106,637,356.65	11.82	6.830	79.89	675
13.501 - 14.000	440	124,451,553.56	13.79	7.326	79.63	660
14.001 - 14.500	670	181,204,889.75	20.08	7.799	79.99	643
14.501 - 15.000	374	93,686,635.21	10.38	8.290	80.31	635
15.001 - 15.500	387	93,471,855.16	10.36	8.784	81.62	615
15.501 - 16.000	161	32,009,006.09	3.55	9.267	83.55	595
16.001 - 16.500	101	18,925,217.60	2.10	9.793	85.35	576
16.501 - 17.000	32	6,502,195.09	0.72	10.295	81.37	555
17.001 - 17.500	15	2,027,692.46	0.22	10.804	88.49	543
17.501 - 18.000	1	92,971.98	0.01	11.500	77.50	566
18.001 - 18.490	1	516,039.54	0.06	11.990	81.30	532
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 11.625%
Maximum: 18.490%
Non-Zero Weighted Average: 14.309%

Aggregate Distribution by Initial Periodic Caps (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,987	192,984,809.29	21.39	9.444	89.23	645
1.000	31	5,401,443.60	0.60	8.086	80.46	598
1.500	1	171,367.77	0.02	9.300	62.60	600
2.000	1	107,698.64	0.01	10.620	95.00	544
3.000	2,444	642,662,754.14	71.23	7.897	80.50	639
4.750	1	319,168.80	0.04	6.750	80.00	697
5.000	192	60,406,704.46	6.70	6.952	79.07	715
6.000	1	204,088.53	0.02	9.850	80.00	657
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 1.000%
Maximum: 6.000%
Non-Zero Weighted Average: 3.156%

Aggregate Distribution by Subsequent Periodic Caps (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,987	192,984,809.29	21.39	9.444	89.23	645
1.000	2,662	705,856,235.46	78.23	7.822	80.38	645
2.000	9	3,416,990.48	0.38	7.109	79.72	720
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.005%

Aggregate Distribution by Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,987	192,984,809.29	21.39	9.444	89.23	645
October 2006	1	100,781.80	0.01	10.420	84.30	543
November 2006	1	190,339.56	0.02	7.125	79.50	580
December 2006	4	763,037.92	0.08	7.795	82.97	573
January 2008	1	235,136.01	0.03	8.525	80.00	766
March 2008	3	893,081.87	0.10	8.045	82.61	658
April 2008	28	6,879,173.19	0.76	8.071	79.30	634
May 2008	331	83,642,900.61	9.27	7.992	80.39	634
June 2008	1,791	477,320,651.22	52.90	7.877	80.56	639
July 2008	229	58,175,599.24	6.45	7.981	80.72	642
January 2009	1	171,367.77	0.02	9.300	62.60	600
May 2009	9	2,005,565.20	0.22	7.811	77.69	625
June 2009	50	10,421,135.03	1.16	7.606	79.81	662
July 2009	6	1,784,572.81	0.20	8.105	79.21	626
May 2011	4	830,021.41	0.09	7.592	75.25	619
June 2011	17	4,310,746.41	0.48	7.818	78.20	666
July 2011	6	2,201,692.63	0.24	7.368	80.15	654
April 2016	1	126,000.00	0.01	6.650	90.00	688
May 2016	15	5,533,183.21	0.61	6.841	81.51	704
June 2016	151	47,345,669.78	5.25	6.956	78.40	718
July 2016	22	6,342,570.27	0.70	7.005	81.86	702
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
California	1,363	363,025,372.44	40.24	7.952	81.93	656
Florida	537	86,389,210.40	9.57	8.256	82.06	647
New York	267	68,404,177.87	7.58	8.030	81.74	655
Maryland	242	48,874,192.87	5.42	8.332	81.37	629
New Jersey	170	42,070,916.64	4.66	8.277	81.36	639
Massachusetts	176	40,469,281.67	4.49	8.111	82.19	632
Illinois	242	40,321,152.43	4.47	8.423	83.23	631
Texas	333	29,054,462.69	3.22	8.548	84.63	637
Washington	183	28,831,566.93	3.20	8.082	82.92	637
Virginia	122	23,997,930.84	2.66	8.352	81.83	641
Arizona	131	18,557,254.16	2.06	8.434	83.10	643
Nevada	82	14,996,733.01	1.66	8.534	83.38	648
Connecticut	62	10,351,076.71	1.15	8.369	84.24	644
Georgia	75	8,409,015.21	0.93	8.807	84.70	631
Louisiana	86	7,738,731.58	0.86	9.160	86.31	608
Others	587	70,766,959.78	7.84	8.445	82.86	626
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Number of States/District of Columbia Represented: 47

Aggregate Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Primary	4,428	864,222,994.74	95.78	8.156	82.14	643
Second Home	159	23,972,864.31	2.66	8.335	84.24	715
Investment	71	14,062,176.18	1.56	8.472	86.47	678
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Single Family	3,150	595,481,207.89	66.00	8.150	81.93	641
PUD - Detached	502	102,169,950.26	11.32	8.154	82.93	650
2-4 Family	339	89,952,861.11	9.97	8.309	82.74	657
Condominium	498	86,104,082.39	9.54	8.119	83.04	657
PUD - Attached	169	28,549,933.58	3.16	8.242	83.10	643
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Purchase	3,167	549,230,757.94	60.87	8.254	83.81	659
Refinance - Cash Out	1,391	331,347,689.31	36.72	8.046	80.00	624
Refinance - Rate/Term	100	21,679,587.98	2.40	7.764	77.97	629
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Full	1,595	255,668,535.67	28.34	7.999	82.58	624
Limited	601	136,978,821.83	15.18	7.876	83.19	635
Lite	132	26,711,412.34	2.96	7.992	83.46	646
Stated	2,330	482,899,265.39	53.52	8.347	81.77	660
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
500 - 524	99	18,437,563.36	2.04	9.264	76.28	511
525 - 549	90	20,327,097.32	2.25	9.061	76.91	538
550 - 574	198	38,726,698.91	4.29	8.724	81.33	562
575 - 599	535	84,993,642.87	9.42	8.387	81.55	588
600 - 624	1,013	183,598,186.31	20.35	8.353	82.58	612
625 - 649	868	160,527,617.53	17.79	8.282	82.72	637
650 - 674	697	140,107,112.77	15.53	8.193	83.22	661
675 - 699	377	91,548,609.55	10.15	7.723	82.14	686
700 - 724	374	77,744,000.94	8.62	7.655	83.25	710
725 - 749	205	45,390,030.03	5.03	7.495	82.63	736
750 - 774	142	28,428,525.54	3.15	7.622	82.15	760
775 - 799	51	10,022,373.69	1.11	7.602	81.08	786
800 - 813	9	2,406,576.41	0.27	6.702	77.83	807
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 500
Maximum: 813
Non-Zero Weighted Average: 645

Aggregate Distribution by Original Prepayment Penalty Term (months)

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
None	1,750	311,613,507.95	34.54	8.497	83.07	642
12	176	41,298,548.00	4.58	8.454	82.22	652
18	7	3,246,485.42	0.36	7.435	81.69	710
24	2,257	439,264,040.63	48.68	8.101	82.68	642
36	468	106,835,453.23	11.84	7.380	78.28	667
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Non-Zero Minimum: 12 months
Maximum:36 months
Non-Zero Weighted Average: 25 months

Aggregate Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
First Lien	3,127	803,115,289.78	89.01	7.808	80.13	644
Second Lien	1,531	99,142,745.45	10.99	11.067	99.62	657
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Aggregate Distribution by Original Interest Only Term (months)

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
None	4,346	805,487,666.45	89.27	8.293	82.54	640
60	188	56,842,949.90	6.30	7.297	81.13	668
120	124	39,927,418.88	4.43	6.837	78.44	712
Total:	4,658	902,258,035.23	100.00	8.166	82.27	645

Group II Collateral Summary*

Summary	Total	Minimum	Maximum
Aggregate Cut-Off Date Principal Balance	$668,381,964.15
Number of Mortgage Loans	3,047

Average Cut-Off Date Principal Balance	$219,357.39	$14,956.99	$1,243,167.05
(1) (2) Weighted Average Combined Original Loan-to-Value	82.87%	14.70%	100.00%
(1) Weighted Average Gross Mortgage Rate	8.169%	5.875%	12.875%
(1) Weighted Average Net Mortgage Rate	7.659%	5.365%	12.365%
(1) Weighted Average Gross Margin	6.402%	2.750%	8.000%
(1) Weighted Average Maximum Mortgage Rate	14.268%	11.625%	18.490%
(1) Weighted Average Minimum Mortgage Rate	7.749%	2.750%	11.990%
(1) Weighted Average Term to Next Rate Adjustment Rate (months)	31	2	119
(1) Weighted Average Remaining Term to Stated Maturity (months)	336	115	359
(1) Weighted Average Non-Zero Credit Score	652	500	813
(1) Weighted Average reflected in Total.
(2) References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

		Percent of Cut-off Date
	Range	Principal Balance
Product Type	ARM	80.99%
	Fixed	19.01%

Lien	First	88.05%
	Second	11.95%

Property Type	Single Family	63.95%
	PUD Detached	12.54%
	PUD Attached	2.85%
	2-4 Family	10.67%
	Condominium	9.99%

Occupancy Status	Primary Residence	94.90%
	Second Home	3.44%
	Investment	1.66%

Documentation Type	Stated	58.72%
	Full	22.67%
	Limited	15.38%
	Lite	3.23%

Loans with Prepayment Penalties		67.59%

* It is not expected that the changes to the mortgage pool will materially alter the characteristics of the mortgage loans as described herein, although the range of mortgage rates, maturities and certain other characteristics of the mortgage loans may vary.

Group II Distribution by Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
2/28 ARM 6 Month Reset - Balloon 40/30	1,030	332,542,844.25	49.75	7.831	80.62	643
2/28 ARM 6 Month Reset	427	95,330,874.05	14.26	8.279	81.45	647
Balloon 30/15 - Fixed	1,018	79,094,411.52	11.83	11.021	99.67	661
IO ARM 2/28 6 Month Reset	159	51,082,928.60	7.64	7.268	81.12	666
Fixed - 30 Yr	136	27,627,207.99	4.13	7.910	79.71	634
IO ARM 10/20 6 Month Reset	65	23,860,677.68	3.57	6.835	78.42	719
Balloon 40/30 - Fixed	64	18,909,843.64	2.83	7.656	79.63	635
10/20 ARM 6 Month Reset - Balloon 40/30	45	14,819,886.14	2.22	7.050	81.07	706
3/27 ARM 6 Month Reset - Balloon 40/30	22	6,390,503.63	0.96	7.518	80.85	664
10/20 ARM 6 Month Reset	15	4,090,994.08	0.61	7.557	78.73	695
5/25 ARM 6 Month Reset - Balloon 40/30	10	3,564,529.91	0.53	7.634	80.46	663
IO ARM 10/20 12 Month Reset	7	2,794,400.00	0.42	7.143	80.00	725
3/27 ARM 6 Month Reset	14	2,541,362.47	0.38	8.416	75.78	644
Fixed - 15 Yr	17	1,351,952.98	0.20	9.403	83.92	653
IO ARM 5/25 6 Month Reset	3	1,228,000.00	0.18	7.059	79.27	698
IO ARM 3/27 6 Month Reset	3	883,600.00	0.13	7.350	82.72	632
5/25 ARM 6 Month Reset	5	714,790.10	0.11	7.609	76.11	641
10/20 ARM 12 Month Reset - Balloon 40/30	1	561,648.83	0.08	7.225	80.00	766
6 Month Libor	3	481,264.48	0.07	8.500	84.08	558
10/20 ARM 12 Month Reset	1	414,892.84	0.06	6.625	80.00	711
Fixed - 10 Yr	2	95,350.96	0.01	7.901	84.79	626
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Gross Mortgage Rate (%)

Range of Gross Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
5.875 - 5.999	6	2,223,906.54	0.33	5.961	77.35	742
6.000 - 6.499	79	30,919,080.81	4.63	6.276	79.09	705
6.500 - 6.999	291	99,792,396.72	14.93	6.797	79.66	680
7.000 - 7.499	298	91,020,260.52	13.62	7.284	79.97	662
7.500 - 7.999	546	165,438,664.80	24.75	7.760	80.10	649
8.000 - 8.499	264	72,424,212.75	10.84	8.255	80.87	644
8.500 - 8.999	343	82,233,358.11	12.30	8.763	82.53	627
9.000 - 9.499	159	29,411,999.19	4.40	9.229	84.78	619
9.500 - 9.999	175	20,763,090.69	3.11	9.773	89.77	617
10.000 - 10.499	67	7,395,651.94	1.11	10.230	91.08	633
10.500 - 10.999	298	27,177,245.62	4.07	10.773	98.82	656
11.000 - 11.499	234	19,192,475.20	2.87	11.205	99.58	647
11.500 - 11.999	84	6,730,256.80	1.01	11.818	98.08	635
12.000 - 12.499	67	4,131,421.84	0.62	12.223	99.57	631
12.500 - 12.875	136	9,527,942.62	1.43	12.690	99.33	640
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Minimum: 5.875%
Maximum: 12.875%
Weighted Average: 8.169%

Group II Distribution by Original Principal Balances ($)

Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
15,000.00 - 25,000.00	42	822,520.40	0.12	10.711	99.06	646
25,000.01 - 50,000.00	231	8,945,944.00	1.34	10.931	96.87	652
50,000.01 - 75,000.00	358	22,287,288.86	3.33	10.660	96.57	652
75,000.01 - 100,000.00	320	27,936,594.50	4.18	10.422	94.73	653
100,000.01 - 125,000.00	267	29,934,296.34	4.48	9.841	90.87	645
125,000.01 - 150,000.00	183	25,095,409.53	3.75	9.066	87.62	648
150,000.01 - 175,000.00	131	21,358,057.34	3.20	8.689	84.07	633
175,000.01 - 200,000.00	162	30,482,564.79	4.56	8.172	81.22	639
200,000.01 - 225,000.00	148	31,459,836.04	4.71	7.951	80.71	646
225,000.01 - 250,000.00	109	25,855,424.72	3.87	7.917	80.48	651
250,000.01 - 275,000.00	126	32,900,580.37	4.92	7.802	80.52	641
275,000.01 - 300,000.00	147	42,229,956.53	6.32	7.648	79.87	656
300,000.01 - 325,000.00	106	33,073,445.54	4.95	7.631	80.25	653
325,000.01 - 350,000.00	93	31,351,027.12	4.69	7.635	80.68	657
350,000.01 - 375,000.00	87	31,567,789.53	4.72	7.613	81.18	651
375,000.01 - 400,000.00	81	31,296,847.35	4.68	7.563	79.92	663
400,000.01 - 425,000.00	64	26,563,688.81	3.97	7.791	81.14	651
425,000.01 - 450,000.00	68	29,846,778.25	4.47	7.834	80.83	659
450,000.01 - 475,000.00	53	24,478,924.16	3.66	7.728	80.85	642
475,000.01 - 500,000.00	53	25,850,479.88	3.87	7.600	81.57	662
500,000.01 - 600,000.00	125	67,699,235.00	10.13	7.626	80.94	663
600,000.01 - 700,000.00	52	33,545,892.99	5.02	7.779	80.98	658
700,000.01 - 800,000.00	23	17,011,188.27	2.55	7.767	80.63	653
800,000.01 - 900,000.00	10	8,405,553.70	1.26	8.292	81.49	644
900,000.01 - 1,000,000.00	4	3,822,652.27	0.57	7.095	75.44	669
1,000,000.01 - 1,100,000.00	2	2,077,729.28	0.31	7.119	80.00	651
1,200,000.01 - 1,244,800.00	2	2,482,258.58	0.37	6.837	80.00	687
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Minimum: $15,000.00
Maximum: $1,244,800.00
Average: $219,529.01

Group II Distribution by Cut-off Date Principal Balances ($)

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
14,956.99 - 25,000.00	42	822,520.40	0.12	10.711	99.06	646
25,000.01 - 50,000.00	231	8,945,944.00	1.34	10.931	96.87	652
50,000.01 - 75,000.00	358	22,287,288.86	3.33	10.660	96.57	652
75,000.01 - 100,000.00	321	28,036,444.64	4.19	10.409	94.58	653
100,000.01 - 125,000.00	266	29,834,446.20	4.46	9.852	91.00	645
125,000.01 - 150,000.00	183	25,095,409.53	3.75	9.066	87.62	648
150,000.01 - 175,000.00	131	21,358,057.34	3.20	8.689	84.07	633
175,000.01 - 200,000.00	162	30,482,564.79	4.56	8.172	81.22	639
200,000.01 - 225,000.00	148	31,459,836.04	4.71	7.951	80.71	646
225,000.01 - 250,000.00	109	25,855,424.72	3.87	7.917	80.48	651
250,000.01 - 275,000.00	126	32,900,580.37	4.92	7.802	80.52	641
275,000.01 - 300,000.00	148	42,529,910.90	6.36	7.637	79.87	656
300,000.01 - 325,000.00	105	32,773,491.17	4.90	7.645	80.25	653
325,000.01 - 350,000.00	93	31,351,027.12	4.69	7.635	80.68	657
350,000.01 - 375,000.00	87	31,567,789.53	4.72	7.613	81.18	651
375,000.01 - 400,000.00	81	31,296,847.35	4.68	7.563	79.92	663
400,000.01 - 425,000.00	64	26,563,688.81	3.97	7.791	81.14	651
425,000.01 - 450,000.00	68	29,846,778.25	4.47	7.834	80.83	659
450,000.01 - 475,000.00	53	24,478,924.16	3.66	7.728	80.85	642
475,000.01 - 500,000.00	53	25,850,479.88	3.87	7.600	81.57	662
500,000.01 - 600,000.00	125	67,699,235.00	10.13	7.626	80.94	663
600,000.01 - 700,000.00	52	33,545,892.99	5.02	7.779	80.98	658
700,000.01 - 800,000.00	23	17,011,188.27	2.55	7.767	80.63	653
800,000.01 - 900,000.00	10	8,405,553.70	1.26	8.292	81.49	644
900,000.01 - 1,000,000.00	4	3,822,652.27	0.57	7.095	75.44	669
1,000,000.01 - 1,100,000.00	2	2,077,729.28	0.31	7.119	80.00	651
1,200,000.01 - 1,243,167.05	2	2,482,258.58	0.37	6.837	80.00	687
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Minimum: $14,956.99
Maximum: $1,243,167.05
Average: $219,357.39

Group II Distribution by Original Term to Stated Maturity (months)

Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
120	2	95,350.96	0.01	7.901	84.79	626
180	1,035	80,446,364.50	12.04	10.994	99.40	661
360	2,010	587,840,248.69	87.95	7.782	80.61	651
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Minimum: 120 months
Maximum: 360 months
Weighted Average: 338 months

Group II Distribution by Remaining Term to Stated Maturity (months)

Remaining Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
115 - 120	2	95,350.96	0.01	7.901	84.79	626
169 - 180	1,035	80,446,364.50	12.04	10.994	99.40	661
349 - 359	2,010	587,840,248.69	87.95	7.782	80.61	651
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Minimum: 115 months
Maximum: 359 months
Weighted Average: 336 months

Group II Distribution by Original Combined LTV Ratios (%)*

Range of Original Combined LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
14.70 - 15.00	1	74,879.56	0.01	7.120	14.70	632
15.01 - 20.00	1	75,937.58	0.01	6.990	17.80	641
20.01 - 25.00	2	269,703.17	0.04	7.954	23.17	630
25.01 - 30.00	2	266,079.75	0.04	9.743	27.72	553
30.01 - 35.00	1	102,764.48	0.02	7.875	33.20	651
35.01 - 40.00	3	540,421.46	0.08	8.149	38.30	567
40.01 - 45.00	4	944,160.81	0.14	7.791	42.64	635
45.01 - 50.00	8	1,370,177.13	0.20	7.945	48.84	596
50.01 - 55.00	6	1,551,558.78	0.23	7.646	54.14	656
55.01 - 60.00	8	1,883,191.12	0.28	7.830	58.51	612
60.01 - 65.00	22	5,368,382.48	0.80	7.710	63.08	627
65.01 - 70.00	45	14,611,207.56	2.19	8.067	68.63	593
70.01 - 75.00	53	17,035,730.47	2.55	7.724	73.74	621
75.01 - 80.00	1,510	448,378,947.33	67.08	7.634	79.95	661
80.01 - 85.00	78	25,644,705.66	3.84	8.266	84.40	605
85.01 - 90.00	155	40,315,475.10	6.03	8.342	89.65	635
90.01 - 95.00	175	33,232,075.59	4.97	9.040	94.90	625
95.01 - 100.00	973	76,716,566.12	11.48	10.969	99.97	661
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Minimum: 14.70%
Maximum: 100.00%
Weighted Average: 82.87%

*References to Weighted Average Original Combined Loan-to-Value ratios (LTVs) are references to LTVs for first liens and combined LTVs for second liens.

Group II Distribution by Gross Margins (%)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,237	127,078,767.09	19.01	9.825	92.17	651
2.750 - 3.000	9	3,666,625.12	0.55	7.125	80.00	730
3.001 - 3.500	10	2,601,880.05	0.39	8.102	78.06	629
3.501 - 4.000	5	1,485,234.89	0.22	7.458	80.28	705
4.001 - 4.500	3	502,747.66	0.08	7.915	92.18	710
4.501 - 5.000	22	5,680,145.26	0.85	7.949	81.72	645
5.001 - 5.500	160	47,120,250.24	7.05	7.173	79.11	653
5.501 - 6.000	277	86,635,503.22	12.96	7.214	79.47	659
6.001 - 6.500	583	179,652,650.14	26.88	7.697	80.28	652
6.501 - 7.000	390	115,299,602.07	17.25	7.925	80.79	655
7.001 - 7.500	188	54,470,963.19	8.15	8.333	82.81	644
7.501 - 8.000	163	44,187,595.22	6.61	8.835	83.48	639
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 2.750%
Maximum: 8.000%
Non-Zero Weighted Average: 6.402%

Group II Distribution by Minimum Mortgage Rates (%)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,237	127,078,767.09	19.01	9.825	92.17	651
2.750 - 3.000	8	3,266,941.67	0.49	7.155	80.00	727
3.501 - 4.000	1	504,000.00	0.08	6.725	80.00	752
5.501 - 6.000	7	2,607,612.27	0.39	6.112	77.74	746
6.001 - 6.500	94	35,625,011.55	5.33	6.329	79.28	703
6.501 - 7.000	252	86,039,210.89	12.87	6.824	79.86	677
7.001 - 7.500	310	96,869,447.26	14.49	7.336	80.09	666
7.501 - 8.000	446	134,515,543.49	20.13	7.798	80.26	648
8.001 - 8.500	246	70,837,934.73	10.60	8.288	80.86	644
8.501 - 9.000	253	69,698,296.67	10.43	8.789	82.03	623
9.001 - 9.500	101	23,660,804.16	3.54	9.262	83.11	607
9.501 - 10.000	63	11,972,394.74	1.79	9.784	86.24	591
10.001 - 10.500	18	3,913,167.78	0.59	10.320	81.12	564
10.501 - 11.000	10	1,276,792.31	0.19	10.818	90.98	554
11.501 - 11.990	1	516,039.54	0.08	11.990	81.30	532
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 2.750%
Maximum: 11.990%
Non-Zero Weighted Average: 7.749%

Group II Distribution by Maximum Mortgage Rates (%)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,237	127,078,767.09	19.01	9.825	92.17	651
11.625 - 12.000	5	2,069,292.84	0.31	6.785	80.00	737
12.001 - 12.500	8	3,177,555.37	0.48	6.356	78.14	742
12.501 - 13.000	95	36,070,072.34	5.40	6.344	79.29	703
13.001 - 13.500	255	87,062,084.42	13.03	6.827	79.86	678
13.501 - 14.000	307	96,236,257.47	14.40	7.332	80.09	666
14.001 - 14.500	447	134,649,484.64	20.15	7.799	80.26	648
14.501 - 15.000	247	70,936,370.29	10.61	8.290	80.86	643
15.001 - 15.500	254	69,927,536.06	10.46	8.792	82.02	623
15.501 - 16.000	103	23,908,953.07	3.58	9.272	83.14	607
16.001 - 16.500	60	11,559,590.93	1.73	9.781	86.34	591
16.501 - 17.000	18	3,913,167.78	0.59	10.320	81.12	564
17.001 - 17.500	10	1,276,792.31	0.19	10.818	90.98	554
18.001 - 18.490	1	516,039.54	0.08	11.990	81.30	532
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 11.625%
Maximum: 18.490%
Non-Zero Weighted Average: 14.268%

Group II Distribution by Initial Periodic Caps of (%)

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,237	127,078,767.09	19.01	9.825	92.17	651
1.000	16	3,054,654.95	0.46	7.931	80.69	609
1.500	1	171,367.77	0.03	9.300	62.60	600
3.000	1,656	490,272,586.24	73.35	7.854	80.82	647
4.750	1	319,168.80	0.05	6.750	80.00	697
5.000	135	47,281,330.77	7.07	6.989	79.39	714
6.000	1	204,088.53	0.03	9.850	80.00	657
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 1.000%
Maximum: 6.000%
Non-Zero Weighted Average: 3.165%

Group II Distribution by Subsequent Periodic Caps (%)

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,237	127,078,767.09	19.01	9.825	92.17	651
1.000	1,802	538,093,904.22	80.51	7.784	80.69	652
2.000	8	3,209,292.84	0.48	7.076	80.00	724
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.006%

Group II Distribution by Next Rate Adjustment Dates

Next Rate Adjustment Dates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Fixed Rate	1,237	127,078,767.09	19.01	9.825	92.17	651
October 2006	1	100,781.80	0.02	10.420	84.30	543
December 2006	2	380,482.68	0.06	7.992	84.02	562
January 2008	1	235,136.01	0.04	8.525	80.00	766
March 2008	2	698,832.15	0.10	7.795	83.34	660
April 2008	17	5,237,144.56	0.78	8.045	80.75	638
May 2008	215	61,863,992.00	9.26	7.954	80.53	641
June 2008	1,222	365,427,145.15	54.67	7.829	80.86	647
July 2008	159	45,494,397.03	6.81	7.957	81.03	651
January 2009	1	171,367.77	0.03	9.300	62.60	600
May 2009	8	1,788,961.33	0.27	7.807	77.41	624
June 2009	25	6,156,517.90	0.92	7.582	80.77	673
July 2009	5	1,698,619.10	0.25	8.056	80.00	631
May 2011	3	740,912.59	0.11	7.339	74.07	633
June 2011	10	2,764,499.14	0.41	7.678	80.85	679
July 2011	5	2,001,908.28	0.30	7.320	80.00	665
May 2016	10	4,134,806.91	0.62	6.829	80.31	711
June 2016	108	37,040,638.55	5.54	7.005	78.92	716
July 2016	16	5,367,054.11	0.80	6.995	82.20	696
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
California	1,169	316,989,683.70	47.43	7.980	82.68	659
Florida	357	62,439,650.19	9.34	8.396	83.29	654
New York	202	54,453,725.17	8.15	8.104	82.59	662
New Jersey	109	29,262,704.52	4.38	8.326	82.11	645
Maryland	115	26,404,379.72	3.95	8.277	82.51	638
Massachusetts	100	24,939,765.73	3.73	8.263	82.33	632
Illinois	118	24,439,192.23	3.66	8.371	83.03	636
Washington	105	19,320,373.62	2.89	8.111	82.72	640
Texas	170	18,421,497.22	2.76	8.435	83.86	645
Virginia	71	15,805,541.20	2.36	8.268	82.25	647
Arizona	75	12,088,242.25	1.81	8.534	83.36	647
Nevada	59	10,726,968.58	1.60	8.488	82.82	661
Georgia	38	4,886,550.60	0.73	8.750	83.22	649
Connecticut	17	4,522,168.63	0.68	8.037	87.02	682
Louisiana	44	4,490,962.83	0.67	9.339	86.13	612
Other	298	39,190,557.96	5.86	8.513	83.96	632
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652
Number of States/District of Columbia Represented: 42

Group II Distribution by Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Primary	2,839	634,323,566.63	94.90	8.156	82.74	649
Second Home	155	22,988,982.90	3.44	8.357	84.66	718
Investment	53	11,069,414.62	1.66	8.505	86.66	681
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Single Family	1,982	427,435,147.81	63.95	8.143	82.65	649
PUD	462	102,857,433.48	15.39	8.187	83.37	654
2-4 Family	259	71,336,002.68	10.67	8.352	83.25	663
Condominium	344	66,753,380.18	9.99	8.106	83.11	662
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Purchase	2,460	487,298,765.85	72.91	8.208	83.62	662
Refinance - Cash Out	552	171,052,025.60	25.59	8.076	81.12	628
Refinance - Rate/Term	35	10,031,172.70	1.50	7.818	75.91	622
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
Stated	1,741	392,446,665.95	58.72	8.355	82.49	664
Full	799	151,555,463.86	22.67	7.925	83.14	630
Limited	406	102,814,980.25	15.38	7.855	83.71	640
Lite	101	21,564,854.09	3.23	7.984	83.83	651
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
500 - 524	41	8,213,084.79	1.23	9.280	78.13	513
525 - 549	48	13,086,230.71	1.96	9.144	76.33	537
550 - 574	90	18,836,050.16	2.82	8.836	83.78	562
575 - 599	271	51,786,188.14	7.75	8.448	82.92	589
600 - 624	633	130,609,304.15	19.54	8.410	83.08	612
625 - 649	565	119,485,731.84	17.88	8.342	83.06	637
650 - 674	489	110,673,975.51	16.56	8.221	83.69	661
675 - 699	293	76,899,005.55	11.51	7.751	81.89	686
700 - 724	274	62,732,156.57	9.39	7.718	83.55	710
725 - 749	175	40,476,587.35	6.06	7.523	82.92	735
750 - 774	117	24,985,215.09	3.74	7.608	82.76	760
775 - 799	44	8,681,057.88	1.30	7.737	82.85	786
800 - 813	7	1,917,376.41	0.29	6.797	80.62	807
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 500
Maximum: 813
Non-Zero Weighted Average: 652

Group II Distribution by Original Prepayment Penalty Term (months)

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
None	1,051	216,641,764.93	32.41	8.532	83.58	650
12	137	33,942,899.32	5.08	8.604	83.28	653
18	6	3,063,415.91	0.46	7.446	81.79	710
24	1,588	343,868,648.56	51.45	8.079	83.07	648
36	265	70,865,235.43	10.60	7.318	79.57	676
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Non-Zero Minimum: 12 months
Maximum: 36 months
Non-Zero Weighted Average: 25 months

Group II Distribution by Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
First Lien	2,015	588,509,556.05	88.05	7.782	80.59	651
Second Lien	1,032	79,872,408.10	11.95	11.020	99.67	661
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Group II Distribution by Original Interest Only Term (months)

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Mortgage Rate (%)	Weighted Average Original Combined LTV (%)	Weighted Average FICO Score
None	2,810	588,532,357.87	88.05	8.309	83.22	648
60	151	48,893,039.94	7.32	7.279	81.23	667
120	86	30,956,566.34	4.63	6.898	78.74	711
Total:	3,047	668,381,964.15	100.00	8.169	82.87	652

Rating Agency Contacts

	NAME	PHONE EXTENSION
Moody’s:	Amita Shrivastava	(201) 915- 8730

S&P:	Mark Goldenberg	(212) 438- 1641

Fitch:	Wen Hsu	(212) 908- 0633